Exhibit 99.1

Investor Relations Contact

Tim Smith, 703-854-0348

For immediate release	Media Contact
August 3, 2011	Sara Krueger, 703-744-1829

Sunrise Reports Financial Results for Second Quarter of 2011

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the second quarter of 2011. Sunrise will host a conference call and webcast on Thursday, August 4, 2011, at 9:00 a.m. ET, to discuss the financial results.

2011 Second Quarter Results

In the second quarter of 2011, Sunrise reported revenues of $322.0 million as compared to $348.1 million for the second quarter of 2010. Net income for the second quarter of 2011 was $1.3 million or $0.02 per fully diluted share, as compared to net income of $46.3 million, or $0.81 per fully diluted share, for the second quarter of 2010. Sunrise’s second quarter 2011 results included an $11.3 million gain on the fair value of pre-existing equity interest relating to acquiring the AL US portfolio. Sunrise’s second quarter 2010 results included a $52.0 million gain from the German debt restructuring and a $12.7 million gain from the termination of certain management contracts.

Adjusted EBITDAR for the second quarter of 2011 was $39.1 million as compared to $32.0 million for the second quarter of 2010. This measure is used by management to focus on income generated from the ongoing operations of the Company. Adjusted EBITDAR is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income/(loss) from operations or net income/(loss). For a reconciliation of this measure, please refer to the attached table “Reconciliation for EBITDA, Adjusted EBITDA and Adjusted EBITDAR.”

Cash and Liquidity Update

Sunrise had $65.1 million of unrestricted cash at June 30, 2011. As of June 30, 2011, Sunrise’s consolidated debt was $565.5 million, as compared to $163.0 million at December 31, 2010, an increase of $402.5 million. The increase in consolidated debt relates to the AL US acquisition totaling $325.4 million (at fair value) and the issuance of junior subordinated convertible notes totaling $86.3 million during the second quarter of 2011.

Sunrise entered into a new $50 million senior revolving line of credit with KeyBank which closed during the second quarter of 2011. As of June 30, 2011, there were no outstanding draws against this credit facility and $0.5 million of letters of credit were issued and outstanding. Sunrise has $13.4 million in outstanding letters of credit on its terminated Bank of America Bank Credit Facility that are fully cash collateralized. Sunrise is in the process of transferring these letters of credit to its new credit facility with KeyBank, at which point the current cash collateral will be available for general corporate purposes.

AL US Acquisition

On June 2, 2011 the Company purchased from a group of funds affiliated with Morgan Stanley an 80 percent ownership interest in a joint venture entity, AL US Development Venture, LLC, that owns 15 senior living communities for a purchase price of $45 million. The Company now owns 100 percent of the ownership interest in the portfolio of 15 Sunrise-managed senior living communities. In connection with the closing of the transaction, the Company entered into a loan modification agreement with AL US’s lender, HSH Nordbank, that provides for an extension of the maturity date through June 14, 2015, a partial pay down of $25 million, a cash sweep through maturity, and the release of certain management fees that were escrowed. In addition, the loan modification eliminated the requirement to further subordinate or defer management fees provided no event of default occurs. The loan modification also provides relief under current debt service coverage requirements and restructures other terms of the loan.

General and Administrative Expenses

In connection with the Company’s ongoing efforts to reduce its general and administrative expenses, Sunrise eliminated 20 positions during the quarter ended June 30, 2011 and incurred $1.1 million of severance costs associated with these terminations. Further, during the quarter ended June 30, 2011, Sunrise’s general and administrative expenses included $1.0 million in professional expenses associated with its previously announced transactions.

Operating Data for Second Quarter 2011

•

Average unit occupancy for total stabilized properties for the second quarter of 2011 was 87.8 percent, which was up 40 basis points from 87.4 percent for the second quarter of 2010, but down 50 basis points sequentially compared to 88.3 percent for the first quarter of 2011.

•	Average daily revenue per occupied unit for total stabilized properties increased 5.2 percent from $200.84 for the second quarter of 2010 to $211.27 for the second quarter of 2011.

•

Total stabilized property net operating income for the second quarter of 2011 increased 10.3 percent over the second quarter of 2010 from $125.1 million to $137.9 million. Overall, net operating income including lease up properties increased 14.4 percent for the second quarter of 2011 over the second quarter of 2010.

Mark Ordan, Sunrise’s chief executive officer, commented on the quarter, “We are pleased with our second quarter performance which shows continued strength in occupancy, rate and operating results. We are also pleased with our continuing progress in achieving our strategic goals. While our second quarter sequential occupancy dropped by 50 basis points from the first quarter to the second quarter, we have seen renewed strength in recent weeks.”

Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture where the single property or all of the communities in the pool have been open and operating for more than 36 months as of June 30, 2011. This differs from our “comparable community” definition which defines comparable at the individual community level as having been open and operating as of January 1, 2009.

Venture Transaction – Subsequent to Quarter End

On August 2, 2011, Sunrise and its venture partner in a portfolio of six communities transferred ownership of the portfolio to a new joint venture owned 70 percent by a wholly-owned subsidiary of CNL Lifestyle Properties (“CNL Sub”) and 30 percent by Sunrise. As part of the new venture agreement with CNL Sub, from the start of year four to the end of year six, Sunrise will have a buyout option to purchase CNL Sub’s 70 percent interest in the venture for a 16% internal rate of return to CNL Sub. In addition, the new venture modified the existing mortgage loan in the amount of $133.2 million to provide for, among other things, (i) pay down of the loan by approximately $28.7 million and (ii) an extension of the maturity date of the loan to April 2014 which may be extended by two additional years under certain conditions. In connection with the transaction, Sunrise contributed $8.1 million and CNL Sub contributed $19.0 million to the new venture. See below for key financial statistics on this portfolio.

Key Financial Statistics*

Avg Unit Occ% (1)	66.40%
Total Avg Daily Rate	$187.65
Total Revenue (‘000s)	$32,661
5% Management Fee (‘000s) (2)	$1,633
NOI w/ 5% MF (‘000s)	$8,135
Principal Loan Balance after Paydown (‘000,000s)	$104.5
Interest Rate (3)	4.58%
CNL Sub Annual Preference on Cash Flow	13% (year 1), 12% (year 2), 11.5% (year 3-6), pro-rata (year 7+)

*June 2011 YTD Annualized

1) The portfolio is still in the lease-up phase.

2) In connection with this transaction, our management fee was reduced from 7% of revenue to 5% of revenue. However, we have an incentive management fee opportunity if certain operating results are achieved.

3) Interest rate is libor plus 208 with a 250 bps floor on libor resulting in a current all in rate of 4.58%.

Supplemental Information

For additional details on Sunrise’s stabilized and lease up properties, please refer to the Supplemental Information attached. Also, additional supplemental information has been furnished to the Securities and Exchange Commission in a Form 8-K, and can also be found on the Supplemental Data link on the Investor Relations section of the Company’s Web site at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Thursday, August 4, 2011, to discuss the financial results for the second quarter of 2011 and the other matters discussed in this press release. The call-in number for the conference call is 888-215-6896 or 913-312-1444 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q2 Earnings Call” or the participant passcode: 4094017. Those interested may also go to the Investor Relations section of the Company’s Web site (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until August 18, 2011 at 1 p.m. ET, by dialing 888-203-1112 or 719-457-0820 (passcode: 4094017); a replay will also be available on Sunrise’s Web site during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,700 people. As of June 30, 2011, Sunrise operated 316 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 31,000 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that we may not be able to successfully execute our plan to sell certain assets mortgaged to our German restructure transaction or the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the German restructure transactions; the risk that we may be unable to reduce expenses and generate positive operating cash flows; the risk of future obligations to fund guarantees to some of our ventures and lenders to the ventures; the risk of further write-downs or impairments of our assets; the risk that we are unable to obtain waivers, cure or reach agreements with respect to existing or future defaults under our loan, venture and construction agreements; the risk that we will be unable to repay, extend or refinance our indebtedness as it matures, or that we will not comply with loan covenants; the risk that our ventures will be unable to repay, extend or refinance their indebtedness as it matures, or that they will not comply with loan covenants creating a foreclosure risk to our venture interest and a termination risk to our management agreements; the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that we are unable to extend leases on our operating properties at expiration, in some cases, the expiration is as early as 2013; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk that ownership of the communities we manage is heavily concentrated in a limited number of business partners; the risk our current and future investments in ventures could be adversely affected by our lack of sole decision-making authority, our reliance on venture partners’ financial condition, any disputes that may arise between us and our venture partners and our exposure to potential losses from the actions of our venture partners; the risks from our international operations which are subject to a variety of risks that could adversely affect those operations and thus our profitability and operating results; the risk from competition and our response to pricing and promotional activities of our competitors; the risk of liability claims against us in excess of insurance limits could adversely affect our financial condition and results of operations including publicity surrounding some claims that may damage our reputation, which would not be covered by insurance; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, downturns in the housing market, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; the risks associated with the ownership and operation of assisted living and independent living communities; and other risk factors detailed in our Current Report on Form 8-K filed with the SEC on April 14, 2011, and as may be further amended or supplemented in our Form 10-Q filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$65,126	$66,720
Accounts receivable, net	35,716	37,484
Income taxes receivable	2,937	4,532
Due from unconsolidated communities	15,096	19,135
Deferred income taxes, net	15,676	20,318
Restricted cash	47,738	43,355
Assets held for sale	1,404	1,099
Prepaid expenses and other current assets	10,395	20,167

Total current assets	194,088	212,810
Property and equipment, net	637,694	238,674
Due from unconsolidated communities	3,869	3,868
Intangible assets, net	39,577	40,749
Investments in unconsolidated communities	34,942	38,675
Restricted cash	112,067	103,334
Restricted investments in marketable securities	2,610	2,509
Assets held in the liquidating trust	43,661	50,750
Other assets, net	16,316	10,089

Total assets	$1,084,824	$701,458

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$80,308	$80,176
Accounts payable and accrued expenses	117,551	131,904
Due to unconsolidated communities	702	502
Deferred revenue	16,828	15,946
Entrance fees	30,629	30,688
Self-insurance liabilities	39,971	35,514

Total current liabilities	285,989	294,730
Debt, less current maturities	455,306	44,560
Liquidating trust notes, at fair value	29,846	38,264
Investments accounted for under the profit-sharing method	5,844	419
Self-insurance liabilities	44,154	51,870
Deferred gains on the sale of real estate and deferred revenues	14,293	16,187
Deferred income tax liabilities	15,676	20,318
Interest rate swap, at fair value	16,986	0
Other long-term liabilities, net	105,871	110,553

Total liabilities	973,965	576,901

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	0	0
Common stock, $0.01 par value, 120,000,000 shares authorized, 57,633,610 and 56,453,192 shares issued and outstanding, net of 445,238 and 428,026 treasury shares, at June 30, 2011 and December 31, 2010, respectively	576	565
Additional paid-in capital	483,477	478,605
Retained loss	(378,331)	(361,904)
Accumulated other comprehensive income	597	2,885

Total stockholders’ equity	106,319	120,151

Noncontrolling interests	4,540	4,406

Total equity	110,859	124,557

Total liabilities and equity	$1,084,824	$701,458

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Operating revenue:
Management fees	$24,400	$24,163	$48,614	$52,770
Buyout fees	0	12,717	0	13,471
Resident fees for consolidated communities	111,260	88,030	213,997	175,964
Ancillary fees	7,513	10,829	15,110	21,422
Professional fees from development, marketing and other	522	590	845	2,692
Reimbursed costs incurred on behalf of managed communities	178,265	211,768	364,130	436,093

Total operating revenues	321,960	348,097	642,696	702,412
Operating expenses:
Community expense for consolidated communities	79,248	65,490	154,325	131,174
Community lease expense	19,108	14,896	37,805	29,639
Depreciation and amortization	8,786	8,591	16,203	17,035
Ancillary expenses	6,968	10,146	13,972	19,946
General and administrative	27,564	28,321	59,953	61,615
Carrying costs of liquidating trust assets	635	614	1,042	1,239
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	0	301	0	359
Restructuring costs	0	5,209	0	9,824
Provision for doubtful accounts	86	967	1,524	2,078
Impairment of long-lived assets	5,355	2,659	5,355	3,359
(Gain) loss on financial guarantees and other contracts	(12)	310	(12)	310
Costs incurred on behalf of managed communities	179,294	210,775	365,678	435,141

Total operating expenses	327,032	348,279	655,845	711,719

Loss from operations	(5,072)	(182)	(13,149)	(9,307)
Other non-operating income (expense):
Interest income	323	243	1,163	610
Interest expense	(4,493)	(2,102)	(5,840)	(4,238)
Gain on investments	0	94	0	647
Gain on fair value of pre-existing equity interest from a business combination	11,250	0	11,250	0
Gain on fair value of liquidating trust note	88	1,113	88	1,113
Other expense	(961)	(2,408)	(28)	(1,235)

Total other non-operating income (expense)	6,207	(3,060)	6,633	(3,103)
Gain on the sale and development of real estate and equity interests	2,598	1,745	3,090	2,210
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	931	(828)	(6,758)	(2,341)
Loss from investments accounted for under the profit-sharing method	(1,740)	(2,259)	(4,764)	(4,777)

Income (loss) before provision for income taxes and discontinued operations	2,924	(4,584)	(14,948)	(17,318)
Provision for income taxes	(773)	(678)	(1,503)	(1,118)

Income (loss) before discontinued operations	2,151	(5,262)	(16,451)	(18,436)
Discontinued operations, net of tax	(333)	52,019	1,025	49,727

Net income (loss)	1,818	46,757	(15,426)	31,291
Less: Net income attributable to noncontrolling interests	(540)	(429)	(1,001)	(980)

Net income (loss) attributable to common shareholders	$1,278	$46,328	$(16,427)	$30,311

Earnings per share data:
Basic net income (loss) per common share
Income (loss) before discontinued operations	$0.03	$(0.10)	$(0.31)	$(0.35)
Discontinued operations, net of tax	(0.01)	0.93	0.02	0.89

Net income (loss)	$0.02	$0.83	$(0.29)	$0.54

Diluted net income (loss) per common share
Income (loss) before discontinued operations	$0.03	$(0.10)	$(0.31)	$(0.35)
Discontinued operations, net of tax	(0.01)	0.91	0.02	0.88

Net income (loss)	$0.02	$0.81	$(0.29)	$0.53

SUNRISE SENIOR LIVING, INC.

Reconciliation For EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, adjusted EBITDA, and adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. EBITDA, adjusted EBITDA, and adjusted EBITDAR are used by management to focus on performance and liquidity as EBITDA excludes depreciation and amortization, interest income, interest expense, and provision for income taxes. Adjusted EBITDA further excludes accounting restatement, special independent committee inquiry, SEC investigation, stockholder litigation, buyout fees, restructuring costs, write-off of capitalized project costs, allowance for uncollectible receivables from owners, impairment of long-lived assets, gain on investments, other income (expense), stock compensation, gain on the sale and development of real estate and equity interests, proportionate share of joint venture interest, taxes, depreciation, and amortization, loss from investments accounted for under the profit-sharing method, and discontinued operations (net of tax). Adjusted EBITDAR further excludes consolidated community lease expense and our share of lease expense from consolidated New York communities leased from a venture.

The following table reconciles adjusted EBITDA and adjusted EBITDAR to net income (loss) attributable to common shareholders (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$1.3	$46.3	$(16.4)	$30.3
Depreciation and amortization	8.8	8.6	16.2	17.0
Interest income	(0.3)	(0.2)	(1.2)	(0.6)
Interest expense	4.5	2.1	5.8	4.2
Provision for income taxes	0.8	0.7	1.5	1.1

EBITDA	15.1	57.5	5.9	52.0

Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	—	0.3	—	0.4
Buyout Fees	—	(12.7)	—	(13.5)
Restructuring costs	—	5.2	—	9.8
Allowance for uncollectible receivables from owners	(0.2)	0.5	0.9	1.4
Impairment of long-lived assets	5.4	2.7	5.4	3.4
(Gain) loss on financial guarantees and other contracts	(0.0)	0.3	(0.0)	0.3
Gain on investments	—	(0.1)	—	(0.6)
Gain on fair value of pre-existing equity interest from a business combination	(11.3)	—	(11.3)	—
Gain on fair value of liquidating trust note	(0.1)	(1.1)	(0.1)	(1.1)
Other expense	1.0	2.4	0.0	1.2
Stock compensation	2.0	1.1	3.7	2.0
Gain on the sale and development of real estate and equity interests	(2.6)	(1.7)	(3.1)	(2.2)
Proportionate Share of Joint Venture Interest, Taxes, Transaction Costs, Depr., and Amort., net of equity in earnings	11.2	12.4	29.0	25.2
Loss from investments accounted for under the profit-sharing method	1.7	2.3	4.8	4.8
Discontinued operations, net of tax	0.3	(52.0)	(1.0)	(49.7)

Adjusted EBITDA	$22.5	$17.1	$34.2	$33.4

Consolidated Community Lease Expense	14.9	14.9	29.7	29.6
Lease expense from Consolidated New York communities leased from a venture (Sunrise share)	1.7	—	3.2

Adjusted EBITDAR	$39.1	$32.0	$67.1	$63.0

Footnotes:

In connection with the Company’s ongoing efforts to reduce its general and administrative expenses, Sunrise eliminated 20 positions during the quarter ended June 30, 2011 and incurred $1.1 million of severance costs associated with these terminations. Further, during the quarter ended June 30, 2011, Sunrise’s general and administrative expenses included $1.0 million in professional expenses associated with its previously announced venture transactions.

Sunrise Senior Living

Community Data

Ownership Type

Stabilized Properties 2)			Unit Occupancy				Net Operating Income 1)				Revenue per Occupied Unit
			Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,
Ownership Type	Comm.	Units	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
Consolidated 4)	21	1,898	87.2%	86.2%	87.0%	86.3%	$11,618,218	$10,417,507	$20,877,368	$20,621,611	$217.09	$208.16
Leased 4)	26	5,675	88.3%	88.6%	88.5%	88.9%	20,934,867	19,014,397	42,009,190	38,647,548	167.84	157.51
Joint Ventures-US	74	5,454	88.0%	86.6%	88.2%	86.3%	32,690,040	28,627,165	61,578,221	54,643,148	232.80	224.17
Joint Ventures-UK	5	434	92.9%	88.7%	92.7%	89.2%	3,896,445	3,493,707	7,726,155	7,239,620	311.58	287.72
Managed	144	13,234	87.4%	87.4%	87.6%	87.4%	68,763,696	63,515,706	131,587,858	123,038,171	216.81	206.20

Total Stabilized	270	26,695	87.8%	87.4%	88.0%	87.4%	$137,903,266	$125,068,482	$263,778,792	$244,190,098	211.27	200.84

Lease-Up Properties 3)			Unit Occupancy				Net Operating Income 1)				Revenue per Occupied Unit
			Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,
Ownership Type	Comm.	Units	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
Consolidated 4)	4	345	61.2%	54.4%	60.4%	52.3%	$1,017,944	$737,833	$1,570,419	$931,689	$245.95	$234.76
Joint Ventures-US	20	2,091	67.8%	52.0%	66.4%	49.2%	6,481,660	1,850,141	11,461,825	1,782,767	220.09	215.33
Joint Ventures-UK	22	1,831	85.6%	73.0%	84.2%	70.8%	12,144,513	10,044,008	23,754,938	18,792,110	293.78	275.98

Total Lease Up	46	4,267	74.9%	61.2%	73.5%	58.7%	$19,644,117	$12,631,982	$36,787,182	$21,506,566	257.94	247.76

Total Properties			Unit Occupancy				Net Operating Income 1)				Revenue per Occupied Unit
			Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,
Ownership Type	Comm.	Units	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
Consolidated 4)	25	2,243	83.2%	81.3%	82.9%	81.1%	$12,636,162	$11,155,340	$22,447,787	$21,553,300	$220.35	$210.89
Leased 4)	26	5,675	88.3%	88.6%	88.5%	88.9%	20,934,867	19,014,397	42,009,190	38,647,548	167.84	157.51
Joint Ventures-US	94	7,545	82.4%	77.0%	82.2%	76.0%	39,171,700	30,477,306	73,040,046	56,425,915	229.90	222.51
Joint Ventures-UK	27	2,265	87.0%	76.0%	85.8%	74.3%	16,040,958	13,537,715	31,481,094	26,031,731	297.42	278.60
Managed	144	13,234	87.4%	87.4%	87.6%	87.4%	68,763,696	63,515,706	131,587,858	123,038,171	216.81	206.20

Total Properties	316	30,962	86.0%	83.8%	86.0%	83.5%	$157,547,383	$137,700,464	$300,565,975	$265,696,665	216.87	205.56

Footnotes:

1)	Net operating income from consolidated and leased communities is not reduced by allocated management fees as we eliminate management fees from consolidated and leased communities.
2)	Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture where the single property or all of the communities in the pool have been open and operating for more than 36 months as of June 30, 2011. This differs from our “comparable community” definition which defines comparable at the individual community level as having been open and operating as of January 1, 2009. All managed communities are stabilized properties.
3)	Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture where the single property or any of the communities in the pool have been open and operating for less than 36 months as of June 30, 2011.
4)	Net operating income is a non-GAAP measure. Our nearest GAAP measure on our consolidated statement of operations is income/(loss) from operations. Net operating income excludes depreciation, amortization, lease expense, and impairment charges from these communities. On page 7 of the supplemental tables please refer to a complete reconciliation of net operating income to income/(loss) from operations.